Exhibit 99.1

Contact:	Tom Brooker/John Patenaude Nashua Corporation 847-318-1797/603-880-2145	Rich Coyle Sard Verbinnen & Co 212-687-8080
NASHUA REPORTS FIRST QUARTER 2007 RESULTS
     NASHUA, N.H., April 30, 2007 — Nashua Corporation (NASDAQ: NSHA), a manufacturer and marketer of labels and thermal specialty papers, today announced financial results for the first quarter ended March 30, 2007.
Net sales for the first quarter of 2007 were $65.2 million, compared to $64.8 million for the first quarter of 2006. Gross margin for the first quarter of 2007 was $11.5 million, or 17.6%, compared to $9.8 million, or 15.1%, for the first quarter of 2006. Nashua reported income from continuing operations before taxes of $1.1 million in the first quarter of 2007 compared to a loss from continuing operations before taxes of $0.9 million in the first quarter of 2006. Income from continuing operations was $0.6 million, or $0.10 per share, for the first quarter of 2007, compared to a loss from continuing operations of $0.6 million, or $0.09 per share, for the first quarter of 2006. Income from discontinued operations was $0.3 million for the first quarter of 2007 compared to income of $1.0 million for the first quarter of 2006. Net income for the first quarter of 2007 was $0.9 million, or $0.15 per share, compared to net income of $0.4 million, or $0.07 per share, for the first quarter of 2006. Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) was $2.4 million for the first quarter of 2007 compared to $0.9 million for the first quarter of 2006.
Pretax income from continuing operations in the first quarter of 2007 includes severance cost of $0.3 million primarily related to changes in the Company’s management structure. The first quarter of 2006 included severance cost of $0.7 million related to personnel reductions. In addition, the first quarter of 2007 reflected a decrease in pension cost of $0.5 million from the first quarter of 2006.
Discontinued operations in the first quarter of 2007 included $0.3 million related to the recovery of legal fees associated with the favorable conclusion of the previously disclosed Cerion litigation. Income from discontinued operations net income of $1.0 million in the first quarter of 2006 included $0.7 million of income from the toner and developer business operations and sale of certain toner and developer assets and a gain of $0.3 million related to the liquidation of an inactive foreign subsidiary. The Company exited the toner and developer business in the first quarter of 2006.
Business Segment Highlights
Nashua’s Label Products segment, which prints and converts product for the grocery, food service, retail, transportation, entertainment and general industrial markets, reported net sales of $28.2 million and gross margins of $5.1 million, or 17.9%, for the first quarter of 2007. For the first quarter of 2006, net sales were $26.3 million and gross margins were $3.4 million, or 12.8%.
The net sales increase of 7% for the segment resulted mainly from improved sales in the automatic identification product line. The gross margin increase is primarily attributable to increased volumes and a lower cost structure resulting from the label plant consolidation in 2006.

2

Nashua’s Specialty Paper Products segment, which includes the paper coating and converting businesses, reported net sales of $38.0 million and gross margin of $6.3 million, or 16.6%, for the first quarter of 2007. For the first quarter of 2006, net sales were $39.3 million and gross margins were $6.3 million, or 16.0%.
The sales decline in the Specialty Paper Products segment was mainly the result of declines in the financial and ribbon product lines in the converted business which offset increased sales of thermal products. Margins for the first quarter of 2006 included severance cost of $0.4 million.
Thomas Brooker, President and Chief Executive Officer, stated, “The actions taken last year to streamline management, combine the sales force and consolidate plants are beginning to result in stronger financial results. We continue to focus on our strategy to leverage our resources to generate top line growth and pursue profitable opportunities while controlling costs. We recently added six sales representatives who are expected to help us continue to grow revenue and better utilize our manufacturing capacity.”
Use of Non-GAAP Measures
EBITDA is presented as supplemental information that management of Nashua believes may be useful to some investors in evaluating the Company because it is widely used as a measure of evaluating a company’s operating performance, as well as to evaluate its operating cash flow. EBITDA is used by management in the computation of ratios utilized for financing purposes and for planning and forecasting in future periods. EBITDA is calculated by adding back net interest expense, income tax expense, depreciation and amortization to net income. EBITDA should not be considered a substitute either for net income, as an indicator of Nashua’s operating performance, or for cash flow, as a measure of Nashua’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.
About Nashua
Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company’s products include thermal coated papers, pressure-sensitive labels, colored copier papers, bond, point of sale, ATM and wide-format papers, entertainment tickets, as well as toners, developers, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.
Forward-looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including earnings, revenue and profitability projections. When used in this press release, the words “should,” “will,” “expects,” “anticipates,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company’s future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, the impairment of goodwill, the settlement of various tax

3

issues, and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.

First Quarter 2007 Earnings Results

NASHUA CORPORATION SUMMARY RESULTS OF OPERATIONS

Periods ended March 30, 2007 and March 31, 2006, respectively	Three Months
Dollars in thousands, except per share amounts (Unaudited)	2007	2006

Net sales	$65,169	$64,811
Cost of products sold	53,718	55,023

Gross margin	$11,451	$9,788
Gross margin %	17.6%	15.1%

Selling, distribution and administrative expenses	10,066	10,576
Research and development expenses	274	201
Loss from equity investment	71	14
Interest expense, net	112	307
Other income (1)	(168)	(362)

Income (loss) from continuing operations before income taxes (benefit)	1,096	(948)

Income tax provision (benefit)	459	(385)

Income (loss) from continuing operations	637	(563)

Income from discontinued operations, net of taxes(2)	289	1,004

Net income	$926	$441

Earnings per share:
Income (loss) from continuing operations	$0.10	$(0.09)

Income from discontinued operations	0.05	0.16

Net income per common share	$0.15	$0.07

Average common shares	6,140	6,123

Income (loss) per common share from continuing operations assuming dilution	$0.10	$(0.09)
Income per common share from discontinued operations assuming dilution	0.05	0.16

Net income per common share assuming dilution	$0.15	$0.07

Average common and potential common shares	6,199	6,123

(1)	Other income for the three months ended March 30, 2007 represents income from the deferred gain from the sale of real estate. Other income for the three months ended March 31, 2006 represents income from the rental of unused warehouse space at our New Hampshire facilities.

(2)	Income from discontinued operations for the three months ended March 30, 2007 represents reimbursement of our deductible related to the Cerion litigation which was dismissed by the courts. Income from discontinued operations for the three months ended March 31, 2006 includes the results of our Toner and Developer business which we exited effective March 31, 2006 and income from the liquidation of an inactive foreign subsidiary.

First Quarter 2007 Earnings Results

NASHUA CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 30	December 31
Dollars in thousands	2007	2006

Assets
Cash and cash equivalents	$1,270	$289
Accounts receivable	27,392	29,568
Inventories	25,598	23,764
Other current assets	2,733	2,670

Total current assets	56,993	56,291

Plant and equipment, net	25,545	26,399
Goodwill, net of amortization	31,516	31,516
Intangibles, net of amortization	519	606
Other assets	12,747	12,803

Total assets	$127,320	$127,615

Liabilities and Shareholders’ Equity
Accounts payable	$15,682	$16,620
Accrued expenses	9,625	8,639
Current maturities of notes payable	83	83

Total current liabilities	25,390	25,342

Long-term debt	3,800	4,750
Notes payable	264	285
Other long-term liabilities	28,573	28,211

Total long-term liabilities	32,637	33,246

Common stock and additional capital	22,385	22,342
Retained earnings	61,581	61,358
Accumulated other comprehensive loss:
Minimum pension liability adjustment(a)	(14,673)	(14,673)

Total shareholders’ equity	69,293	69,027

Total liabilities and shareholders’ equity	$127,320	$127,615

(a)	Our minimum pension liability adjustment represents an decrease in our minimum pension liability resulting from changes to our pension plans in 2006.

First Quarter 2007 Earnings Results

NASHUA CORPORATION
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

Periods ended March 30, 2007 and March 31, 2006, respectively	Three Months
In thousands (Unaudited)	2007	2006

Net income (loss) from continuing operations	$637	$(563)
Add back:
Interest expense, net	112	307
Income tax provision (benefit)	459	(385)
Depreciation on fixed assets	1,132	1,407
Amortization of intangible assets	87	163

Earnings from continuing operations before interest, taxes, depreciation and amortization	$2,427	$929

First Quarter 2007 Earnings Results

NASHUA CORPORATION SELECTED FINANCIAL DATA

Periods ended March 30, 2007 and March 31, 2006, respectively	Three Months
Dollars in thousands (Unaudited)	2007	2006

NET SALES

Label Products	$28,219	$26,282
Specialty Paper Products	38,037	39,287
All Other	908	661

Reconciling Items:
Eliminations	(1,995)	(1,419)

Net sales	$65,169	$64,811

Gross Margin

Label Products	$5,053	$3,363
Specialty Paper Products	6,326	6,282
All Other	110	143

Reconciling Items:
Eliminations	(38)	—

Total gross margin from continuing operations	11,451	9,788

DEPRECIATION AND AMORTIZATION

Label Products	$539	$557
Specialty Paper Products	512	647
Reconciling Item:
Selling, Administrative and Research and Development	168	366

Total depreciation and amortization	$1,219	$1,570

INVESTMENT IN PLANT AND EQUIPMENT

Label Products	$48	$180
Specialty Paper Products	192	474
Reconciling Item:
Selling, Administrative and Research and Development	38	12

Total Investment in plant and equipment	$278	$666

PENSION AND POSTRETIREMENT EXPENSE

Label Products	$100	$352
Specialty Paper Products	37	243
Reconciling Item:
Selling, Administrative and Research and Development	225	222

Total pension and postretirement expense	$362	$817